Exhibit 23.3

CONSENT OF INDEPENDENT EXPERTS

Cardno, Inc. hereby consents to the incorporation by reference into the Registration Statement on Form S-3 (Registration Statement No. 333-179719) of TECO Energy, Inc. (the “Company”) of the information contained in our audit report, dated as of January 22, 2015, regarding the coal reserves of the Company’s subsidiaries, the results of which audit are reflected in the Company’s Annual Report on Form 10-K.

Cardno, Inc.

/s/ K. Scott Keim
K. Scott Keim
Sr. Vice President, Mining
Sr. Principal

January 22, 2015